UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 12, 2008

DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

                 On June 12, 2008, DISH Network Corporation (the “Company”) received a notice from Gateway Rivers Insurance Company (“Gateway”), a wholly-owned subsidiary of AT&T Inc. (“AT&T”) and the assignee of all of AT&T’s rights and interest in the 3% $500,000,000 Convertible Subordinated Note due July 21, 2010 issued by the Company and convertible into the Company’s Class A Common Stock at $60.25 per share (the “Note”), stating that Gateway was electing to require the Company to repurchase the full principal amount of the Note together with accrued but unpaid interest thereon.  The Company currently has sufficient cash and cash equivalents available to repurchase the Note and does not anticipate that it will need to pursue financing to repurchase the Note on the anticipated repurchase date.

Certain statements included herein may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  DISH Network Corporation disclaims any obligation to update any such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: June 17, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary